Exhibit 4.4

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (“THE DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[IF NOTES ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT]:

[THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON REQUEST, PACCAR FINANCIAL CORP. WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT THE TREASURER AT 777 106TH AVENUE N.E. BELLEVUE, WASHINGTON 98004.]

No.	PACCAR Financial Corp.	Principal Amount
PACCAR Financial InterNotes® , Series A
CUSIP No.	(Fixed Rate)	$

ORIGINAL ISSUE DATE:	INTEREST RATE: %	STATED MATURITY DATE:

INTEREST PAYMENT FREQUENCY:		REDEMPTION OPTION:

☐ Monthly	☐ Semi-Annually	☐ Yes
☐ Quarterly	☐ Annually	☐ No

INITIAL REDEMPTION DATE:	INITIAL REDEMPTION	ANNUAL REDEMPTION
	PERCENTAGE: %	PERCENTAGE
REDUCTION: %

OPTIONAL REPAYMENT:	OPTIONAL REPAYMENT DATE(S):

☐ Yes
☐ No

SURVIVOR’S OPTION:	AUTHORIZED DENOMINATION:

☐ Yes (if yes, the attached Survivor’s Option Rider is incorporated into this Note)	☐ $1,000 and integral multiples thereof ☐ Other:
☐ No

ADDENDUM ATTACHED	OTHER/ADDITIONAL PROVISIONS:

☐ Yes
☐ No

PACCAR Financial Corp., a Washington corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the Principal Amount stated above on the Stated Maturity Date specified above, which shall be a day that is at least nine months from the Original Issue Date specified above, not to exceed 35 years (or any Redemption Date or Repayment Date, each as defined on the reverse hereof, or any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date) and to pay interest thereon (and on any overdue principal and/or interest to the extent legally enforceable) at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment. The Company will pay interest in arrears on each Interest Payment Date (as defined below), if any, commencing with the first Interest Payment Date next succeeding the Original Issue Date, and on the Maturity Date; or any earlier redemption date or optional repayment date (such Maturity Date and any earlier redemption date or optional repayment date or any other date that the principal amount hereof or an installment thereof is due and payable whether by declaration of acceleration pursuant to the Indenture or otherwise being referred to hereinafter as a “Maturity” with respect to the portion of the principal amount payable on such date); provided, however, that if the Original Issue Date occurs after a Record Date (as defined below) and on or prior to the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date and shall be payable to the registered holder (the “Holder”) of this Note at the close of business on the Record Date with respect to such second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months. The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month of the Original Issue Date; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month of the Original Issue Date; in the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month of the Original Issue Date; and in the case of a Note that provides for annual interest payments, the Interest Payment Dates shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month of the Original Issue Date (each, an “Interest Payment Date”).

Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the Person in whose name this Note (or one or more Predecessor Securities, as defined in the Indenture referred to on the reverse hereof) is registered at the close of business on the first day of the calendar month (whether or not a Business Day, as defined below) in which such Interest Payment Date occurs (the “Record Date”); provided, however, that interest payable on the Maturity Date will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than an Interest Payment Date occurring on the Maturity Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder at the close of business on any Record Date and, instead, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

Payments of principal, premium, if any, and interest with respect to this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of the principal of, premium, if any, and interest on this Note on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, upon delivery of instructions as contemplated on the reverse hereof) at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York. Payment of interest due on any Interest Payment Date (other than an Interest Payment Date occurring on the Maturity Date) will be made, at the option of the Company, by check mailed to the Person entitled thereto at the applicable address appearing in the Security Register, or by transfer of immediately available funds to an account maintained by the payee with a bank located in the United States of America; provided, that the Paying Agent shall have received appropriate wire transfer instructions by the Record Date prior to such Interest Payment Date; provided, further, that so long as Cede & Co. is the Holder of this Note, payments of interest on an Interest Payment Date will be made in immediately available funds.

If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum or Rider hereto, which further provisions shall have the same force and effect as if set forth on the face hereof. Capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof or in an Addendum or Rider hereto shall have the respective meanings given to such terms in the Indenture.

Notwithstanding the foregoing, if an Addendum or Rider is attached hereto or “Other/Additional Provisions” apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or Rider or such “Other/Additional Provisions.”

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature or on behalf of the Trustee under the Indenture, this Note will not be entitled to the benefit of the Indenture or be valid or obligatory for any purpose.

References herein to the “Note,” “hereof,” “herein” and comparable terms shall include any Addendum hereto if any Addendum is specified under “Other/Additional Provisions” above.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

Dated:	PACCAR FINANCIAL CORP.

By:
Name:
Title:

Attest:

By:
Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

PACCAR Financial Corp.

PACCAR Financial InterNotes®, Series A

(Fixed Rate)

This Note is one of a duly authorized series of senior debt securities (hereinafter called the “Securities”) of the Company, issued and to be issued in series under an indenture dated as of November 20, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) (the “Indenture”), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered and transferred. This Note is one of the series of the Securities designated as “PACCAR Financial InterNotes®, Series A” (the “Notes”), subject to the provisions in the Indenture.

This Note is issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples thereof or in such other Authorized Denomination specified on the face hereof.

This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the immediately succeeding two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

If specified on the face hereof, this Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date specified on the face hereof, in whole or from time to time in part in increments of $1,000 or such other integral multiple of an Authorized Denomination (provided that any remaining principal amount hereof shall be at least $1,000 or such other minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (the “Redemption Date”), on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) upon not less than 30 calendar days prior to the Redemption Date. The “Redemption Price” shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof as set forth below) multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, until the Redemption Price is 100% of the unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

If specified on the face hereof, this Note will be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s) specified on the face hereof, in whole or in part in increments of $1,000 or such other integral multiple of an Authorized Denomination (provided that any remaining principal amount hereof shall be at least $1,000 or such other minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (the “Repayment Date”). For this Note to be repaid, the Trustee must receive at its Corporate Trust Office not more than 60 nor less than 30 calendar days prior to the Repayment Date such Note and the executed and completed repayment election form attached hereto and entitled “Option to Elect Repayment” forwarded by the Holder hereof. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

®	InterNotes is a registered servicemark of Incapital Holdings LLC.

If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes Outstanding may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company with the consent of the Holders of a majority in the principal amount of the Securities issued under the Indenture at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of a majority in aggregate principal amount of the Outstanding Securities of an individual series to waive, on behalf of all of the Holders of Securities of such individual series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu herefor, whether or not notation of such consent or waiver is made upon this Note.

As provided in, and subject to the terms of the Indenture, the Company shall be discharged from its obligations under the Notes if at any time (a) the Company has irrevocably deposited with the Trustee, in trust, (i) sufficient funds to pay the principal of, and premium, if any, and interest to the Maturity on, the Notes, or (ii) such amount of direct obligations of, or obligations the principal and interest on which are fully guaranteed by, the United States of America (other than obligations subject to prepayment, redemption or call prior to their stated maturity) as will, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay and discharge when due the principal of, and premium, if any, and interest to the Maturity on, the Notes (b) the Company has paid all other sums payable with respect to the Notes and (c) unless the Notes are to become due and payable at their Maturity within one year, the Trustee has received an opinion of recognized tax counsel to the effect that such deposit and discharge will not result in recognition by the Holders of the Notes of income, gain or loss for federal income tax purposes (other than income, gain or loss which would have been recognized in like amount and at a like time absent such deposit and discharge). Upon such discharge, the Holders of the Notes shall no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of Notes, and shall look only to such deposited funds or obligations for payment.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal, premium, if any, and interest with respect to this Note at the times, place and rate, and in the coin or currency herein and in the Indenture prescribed; subject, however, to the provisions for the discharge of the Company from its obligations under the Notes upon satisfaction of the conditions set forth in the preceding paragraph and in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series in authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different Authorized Denominations and of like tenor, as requested by the Holders surrendering the same.

If (x) the Depositary is at any time unwilling or unable, or no longer eligible under the Indenture, to continue as depositary and a successor depositary is not appointed by the Company within 90 days (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof or in such other authorized denomination specified on the face hereof, and will be issued in registered form only, without coupons. Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name of this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

As provided in the Indenture, no recourse for the payment of the principal of or interest on any Note, or for any claim based thereon, and no recourse upon any obligation of the Company in the Indenture or in any Note shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	- ________ Custodian ______
TEN ENT	-	as tenants by the entireties		(Cust) (Minor) under Uniform Gifts to Minors
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common		Act______________________
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT AND CERTIFICATE OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

this Note and all rights thereunder hereby irrevocably constituting and appointing

Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:*

*	Signature must be guaranteed by an eligible guarantor.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at 700 South Flower Street, Suite 500, Los Angeles, CA 90017, Attention: Corporate Unit , Fax: (213) 630-6298, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed. This Note must be received by the Trustee by 5:00 P.M., New York City time, on the last day for the giving of such notice.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000, or in such other Authorized Denomination specified on the face hereof) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $l,000 in excess thereof, or in such other Authorized Denomination specified on the face hereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$
DATE:	NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

SURVIVOR’S OPTION RIDER

If the Survivor’s Option is applicable to this Note, the authorized representative of a deceased beneficial owner of the Note or a beneficial interest in the Note shall have the option to elect repayment of such Note or interest following the death of such beneficial owner (a “Survivor’s Option”). Unless specifically provided on the face of this Note, no Survivor’s Option may be exercised unless the Note or a beneficial interest in the Note was owned by the beneficial owner or the estate of the beneficial owner at least six months prior to the Representative’s (as defined below) exercise of the Survivor’s Option.

Upon exercise of the Survivor’s Option, the Company shall repay any Note (or portion thereof) properly tendered for repayment by or on behalf of the person (the “Representative”) that has authority to act on behalf of the deceased beneficial owner of a Note (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) under the laws of the appropriate jurisdiction at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in such Note plus unpaid interest accrued to, but excluding, the date of such repayment, subject to the following limitations:

(a) The Company may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any calendar year (the “Annual Put Limitation”) to an amount equal to the greater of 2% of the outstanding principal amount of all Notes as of the end of the most recent calendar year or $2,000,000 in any such calendar year, or such greater amount as the Company in its sole discretion may determine for any calendar year, and may limit to $250,000, or such greater amount as the Company in its sole discretion may determine for any calendar year, the aggregate principal amount of Notes (or portions thereof) as to which exercise of the Survivor’s Option shall be accepted with respect to any individual deceased owner of beneficial interests in such Notes (the “Individual Put Limitation”).

(b) The Company shall not permit the exercise of the Survivor’s Option in amounts that are less than $1,000, or such other minimum Authorized Denomination specified on the face hereof, or that would result in a Note remaining Outstanding after repayment of less than $1,000, or such other minimum Authorized Denomination specified on the face hereof.

(c) Any Note (or portion thereof) tendered pursuant to a valid exercise of the Survivor’s Option may not be withdrawn and such Note (or portion thereof) may not be transferred prior to repayment.

Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor’s Option shall be accepted promptly in the order all such Notes are tendered, except for any Note (or portion thereof) the acceptance of which would contravene any of the limitations described above, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been accepted pursuant to exercise of the Survivor’s Option during such year has exceeded any of the limitations described above, if applied, for such year, any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Notes (or portions thereof) were tendered. Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid on the first Interest Payment Date that occurs at least 20 calendar days after the date of such acceptance. In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor’s Option is not accepted, the Trustee shall deliver a notice by first-class mail to the registered Holder thereof at its last known address as indicated in the Security Register, that states the reason such Note (or portion thereof) has not been accepted for repayment.

In order for a Survivor’s Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Representative of the deceased beneficial owner (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a Note (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Company and the Trustee (A) that the deceased owner was a beneficial owner of the Note at the time of death and his or her beneficial interest in such Note was owned by the deceased beneficial owner, including his or her estate, at least six months prior to the request for repayment, (B) that the death of such beneficial owner has occurred, (C) of the date of death of the beneficial owner and (D) that the Representative has authority to act on behalf of the beneficial owner, (iv) if applicable, a properly executed assignment or endorsement, (v) if the beneficial interest in such Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Company and the Trustee from such nominee attesting to the deceased’s beneficial ownership interest in such Note, (vi) tax waivers and such other instruments or documents that the Company or the Trustee reasonably requires in order to establish the validity of the beneficial ownership of the Note and the claimant’s entitlement to repayment and (vii) any additional information the Company or the Trustee reasonably requires to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document the beneficial ownership interest in, or authority to make the election and to cause the repayment of, the Note (or portion thereof). Subject to the Company’s right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties.

The death of a person holding a beneficial ownership interest in a Note in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the Holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment. The death of a person holding a beneficial ownership interest in a Note by tenancy in common shall be deemed the death of a Holder of a Note only with respect to the deceased Holder’s interest in the Note so held by tenancy in common; except that in the event a Note is held by husband and wife as tenants in common, the death of either shall be deemed the death of the Holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a Note shall be deemed the death of the Holder thereof for purposes of the Survivor’s Option, regardless of whether that beneficial owner was the registered Holder, if entitlement to those interests can be established to the satisfaction of the Company and the Trustee. A beneficial ownership interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has all of the beneficial ownership interests in the Note during his or her lifetime.

With respect to Notes represented by a Global Security, the Depositary or its nominee is treated as the Holder of such Note and therefore shall be the only entity that can exercise the Survivor’s Option for such Notes. To obtain repayment pursuant to exercise of the Survivor’s Option with respect to such a Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased beneficial owner (i) the documents described in the second preceding paragraph and (ii) a written instruction to such broker or other entity to notify the Depositary of such Representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) evidence satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing payments it receives from the Trustee pursuant to exercise of the Survivor’s Option to the appropriate Representative.

PACCAR Financial Corp.

PACCAR Financial InterNotes®, Series A

Form of Notice of Election to Exercise Survivor’s Option

☐

By checking this box, the undersigned represents that: (1) it is the authorized representative of the deceased beneficial owner identified below; (2) (a) the deceased was the beneficial owner of the principal amount of PACCAR Financial InterNotes®, Series A listed below at the date of his or her death and such InterNotes have been held by the deceased, including his or her estate, for at least six months, (b) the death of the beneficial owner listed below has occurred and (c) the undersigned representative has authority to act on behalf of the deceased beneficial owner; and (3) subject to the aggregate limitation on the amount of PACCAR Financial InterNotes®, Series A that may be tendered in any calendar year, it hereby elects to tender the principal amount of PACCAR Financial InterNotes®, Series A set forth below for repayment by PACCAR Financial Corp. for a price equal to 100% (or such lesser amount as may be accepted for repayment) of the principal amount of the beneficial interest of the deceased owner plus accrued interest to, but excluding, the date of repayment.

The deceased beneficial owner held the principal amount of PACCAR Financial InterNotes®, Series A to be tendered as (check one):

☐	a sole beneficial owner, a joint tenant or a tenant by the entirety with another or others, a tenant in common with a spouse or an individual entitled to substantially all of the beneficial interest.

☐	a tenant in common with another (other than a spouse). If applicable please provide the amount of interest held by the deceased beneficial owner. $

Full name of deceased beneficial owner (please attach death certificate):

If applicable, full name of the nominee of the deceased beneficial owner (please attach a certificate attesting to the deceased’s beneficial ownership interest in the Notes):

Principal amount of PACCAR Financial InterNotes®, Series A being tendered for repayment (amount must equal or exceed $1,000):

$

PACCAR Financial Corp. may, in its sole discretion, limit the aggregate principal amount of InterNotes that may be tendered pursuant to the Survivor’s Option by any single beneficial owner in any calendar year to $250,000 or such greater amount as it may determine. Additional limitations with respect to aggregate exercises by all holders and terms of acceptance are also applicable and are more fully described in the Prospectus Supplement dated January 12, 2009. The Bank of New York Mellon Trust Company, N.A., as Trustee for the PACCAR Financial InterNotes®, Series A on behalf of PACCAR Financial Corp., has the right to reject tenders of PACCAR Financial InterNotes®, Series A if a properly executed election is not submitted or if it fails to receive any tax or additional information that is required to document adherence to any conditions precedent, ownership or authority to make the election.

® InterNotes is a registered servicemark of Incapital Holdings LLC.

THIS NOTICE OF ELECTION MAY NOT BE WITHDRAWN AND

INTERNOTES SUBJECT TO THIS NOTICE OF ELECTION MAY

NOT BE TRANSFERRED PRIOR TO THE DATE OF REPAYMENT

PLEASE SIGN HERE

(Must be signed by authorized representative(s) of deceased holder. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary capacity, please set forth full title.)

Signature(s) of Authorized Representative(s):

Dated:                     , 20

Name(s):
(Please Print)

Capacity (full title):

Address:
(Include Zip Code)

Area Code(s) and Telephone Number(s):

GUARANTEE OF SIGNATURE(S)

(Must be signed by an authorized representative of: (1) a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or (2) a commercial bank or trust company having an office or correspondent in the United States.)

Name of Firm:

Authorized Signature:

Name:
(Please Print)

Title:

Address:
(Include Zip Code)

Area Code(s) and Telephone Number(s):

Dated:                         , 20